CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form SB-2, including any amendments thereto, of our report dated February 8, 2000, relating to the financial statements of Mountain States Capital, Inc. appearing in such registration statement.


/s/ Clancy and Co.

CLANCY AND CO., P.L.L.C.
Phoenix, Arizona
July 7, 2000